Exhibit 99.1

TEMPUR-PEDIC REAFFIRMS 2012 GUIDANCE

LEXINGTON, KY, DECEMBER 10, 2012 – Tempur-Pedic International Inc. (NYSE: TPX), a leading manufacturer, marketer and distributor of premium mattresses and pillows worldwide, today announced that it was reaffirming its guidance for the full year 2012.

The Company reaffirmed that it currently expects net sales for 2012 to be approximately $1.40 billion and that it currently expects 2012 adjusted earnings per diluted share (EPS) of approximately $2.55.

The Company noted its expectations are based on information available at the time of this release, and are subject to changing conditions, many of which are outside the Company’s control.

For supplemental information about the type of adjustments included in the Company’s 2012 adjusted EPS guidance, please refer to the Company’s October 23, 2012 earnings release for the third quarter.

The Company also noted its adjusted EPS guidance continues to exclude tax provisions expected to be recorded in the fourth quarter in connection with the decision to repatriate foreign earnings, transaction costs related to the proposed Sealy acquisition and any benefit from a potential further reduction in shares outstanding related to its share repurchase program. In addition, the Company’s net sales and adjusted EPS guidance assumes that the Sealy transaction is not completed during 2012.

Forward-looking Statements

This release contains “forward-looking statements,” within the meaning of federal securities laws, which include information concerning one or more of the Company’s plans, objectives, goals, strategies, and other information that is not historical information. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “proposed,” “intends,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements include, without limitation, statements relating to the Company’s expectations regarding the Company’s net sales and adjusted EPS for the full year 2012. All forward looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the Company will realize these expectations or that these beliefs will prove correct.

Numerous factors, risks and uncertainties, many of which are beyond the Company’s control, could cause actual results to differ materially from those expressed as forward-looking statements. These risks include general economic, financial and industry conditions, particularly in the retail sector, as well as consumer confidence and the availability of consumer financing; uncertainties arising from global events; the effects of changes in foreign exchange rates on the Company’s reported earnings; consumer acceptance of the Company’s products; industry competition; the efficiency and effectiveness of the Company’s advertising campaigns and other marketing programs; the Company’s ability to increase sales productivity within existing retail accounts and to further penetrate the Company’s retail channel, including the timing of opening or expanding within large retail accounts; the Company’s ability to expand brand awareness, distribution and new products in international markets; the Company’s ability to address issues in certain underperforming markets; the Company’s ability to continuously improve and expand its product line, maintain efficient, timely and cost-effective production and delivery of its products, and manage its growth; the effects of strategic investments on the Company’s operations; changes in foreign tax rates and changes in tax laws generally, including the ability to utilize tax loss carry forwards; changing commodity costs; and the effect of future legislative or regulatory changes.

Additional information concerning these and other risks and uncertainties are discussed in the Company’s filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K under the headings “Special Note Regarding Forward-Looking Statements” and “Risk Factors.” In addition, the proposed merger with Sealy presents risk factors including the ability of the parties to complete the proposed merger in a timely manner or at all; satisfaction of the conditions precedent to the proposed merger, and the ability to secure regulatory approvals; the possibility of litigation (including relating to the merger itself); successful completion of acquisition financing arrangements; and the ability to successfully integrate Sealy into Tempur-Pedic’s operations and realize synergies from the proposed transaction. Any forward-looking statement speaks only as of the date on which it is made, and the Company undertakes no obligation to update any forward-looking statements for any reason, including to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of anticipated or unanticipated events or circumstances.

About the Company

Tempur-Pedic International Inc. (NYSE: TPX) manufactures and distributes mattresses and pillows made from its proprietary TEMPUR® pressure-relieving material. It is the worldwide leader in premium and specialty sleep. The Company is focused on developing, manufacturing and marketing advanced sleep surfaces that help improve the quality of life for people around the world. The Company’s products are currently sold in over 80 countries under the TEMPUR® and Tempur-Pedic® brand names. World headquarters for Tempur-Pedic International is in Lexington, KY. For more information, visit http://www.tempurpedic.com or call 800-805-3635.

Investor Relations Contact:

Mark Rupe

Vice President

Tempur-Pedic International

800-805-3635

investor.relations@tempurpedic.com